UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 11, 2007
LAND O’LAKES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES
EXHIBIT INDEX
Press Release

ITEM 8.01 OTHER EVENTS
     In a joint press release issued on July 11, 2007, Land O’Lakes, Inc. (the “Company”), CHS, Inc. (“CHS”) and Agriliance LLC (“Agriliance”) announced that BMO Capital Markets had been retained to assist in a repositioning process regarding the sale of Agriliance’s retail agronomy business (including The Agronomy Company of Canada, ProSource One and Agriliance’s retail locations in the southern United States). The release also noted that the parties are in exclusive negotiations with a group that includes certain members of the Agriliance management team and financial backers.
     Agriliance is a 50-50 agronomy joint venture between the Company and CHS that operates a retail agronomy business and acts as a wholesale distributor of crop nutrient and crop protection products. Under a repositioning plan announced last month, CHS would acquire Agriliance’s crop nutrients wholesale distribution business while the Company would acquire the crop protection products business.
A copy of the related press release is attached hereto as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: July 11, 2007	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1     Press release dated July 11, 2007.